UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2003

CREE, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Silicon Drive, Durham, North Carolina 27703

(Address of principal executive offices)

(919) 313-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9:	Regulation FD Disclosure

On October 1, 2003, Cree, Inc. (the “Company”), issued a press release announcing that the Company had signed a purchase agreement with OSRAM Opto Semiconductors GmbH. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

Dated: October 2, 2003	By:	/s/ CYNTHIA B. MERRELL

Cynthia B. Merrell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.01	Press release, October 1, 2003